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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report for Visigenic Software, Inc. and to all references to our Firm included in or made a part of this Registration Statement.



                                               ARTHUR ANDERSEN LLP

San Jose, California
January 26, 1998